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                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Amendment No.2 to the Registration Statement on Form S-4 of Crum & Forster Holdings Corp. of our reports dated February 28, 2003, except for Note 1 for which the date is June 5, 2003, relating to the financial statements and financial statement schedules of Crum & Forster Holdings Corp. and subsidiaries, which appear in such Registration Statement. We also consent to the references to us under the headings "Experts", "Summary Financial Data", and "Selected Historical Consolidated Financial Data" in such Registration Statement.



PricewaterhouseCoopers LLP

New York, New York
October 20, 2003